                                                                    EXHIBIT 99.4

                      DOBSON/SYGNET COMMUNICATIONS COMPANY
                               OFFER TO EXCHANGE
                                      ITS
                         12 1/4% SENIOR NOTES DUE 2008
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         12 1/4% SENIOR NOTES DUE 2008

TO: BROKERS, DEALERS, COMMERCIAL BANKS,
    TRUST COMPANIES AND OTHER NOMINEES:

    Dobson/Sygnet Communications Company (the "Company") is offering to exchange the ("Exchange Offer"), upon and subject to the terms and conditions set forth
in the Prospectus, dated          , 1999 (the "Prospectus"), and the enclosed
Letter of Transmittal (the "Letter of Transmittal"), its registered 12 1/4% Senior Notes Due 2008 (the "New Notes") for any and all of its outstanding
12 1/4% Senior Notes Due 2008 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 23, 1998, between the Company and the other signatories thereto.

    We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.  Prospectus dated          , 1999;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to United States Trust Company Of New York, the Exchange Agent for the Old Notes.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON          , 1999 (THE "EXPIRATION DATE"), UNLESS
EXTENDED BY THE COMPANY. THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.